EXHIBIT 99.1

FOR:       AMREP Corporation
           300 Alexander Park, Suite 204
           Princeton, New Jersey 08540

CONTACT:   Peter M. Pizza
           Vice President and Chief Financial Officer
           (609) 716-8210
           (609) 716-8255 (fax)


                 AMREP REPORTS FIRST QUARTER FISCAL 2009 RESULTS
                 -----------------------------------------------

Princeton, New Jersey, September 8, 2008 - AMREP Corporation (NYSE: AXR) today reported net income of $71,000, or $0.01 per share, for its fiscal 2009 first quarter ended July 31, 2008, compared to net income of $6,263,000, or $0.94 per share, for the first quarter of the prior fiscal year. Results for the first quarter of 2009 were entirely from continuing operations, while the prior year's results consisted of net income from continuing operations of $6,320,000, or $0.95 per share, and a net loss from discontinued operations of $57,000, or $0.01 per share. Revenues were $35,570,000 in the first quarter of this fiscal year versus $51,359,000 in the first quarter of fiscal 2008.

The net loss from discontinued operations in the first quarter of 2008 reflected costs incurred in connection with the settlement of all litigation related to the Company's El Dorado, New Mexico water utility subsidiary that were in addition to costs that had been accrued for this matter in the prior year.

First quarter 2009 revenues from land sales at the Company's AMREP Southwest subsidiary were $1,263,000 compared to $18,150,000 for the same period of fiscal 2008, with average gross profit percentages of 71% and 68% in each period. As a result of this sharp decrease in revenues, the pretax income contribution from AMREP Southwest in the first quarter of 2009 was $157,000 compared to
$11,714,000 in the same period of the prior year. These significant year-over-year revenue and profit decreases reflected substantially lower land sales in the Company's principal market of Rio Rancho, New Mexico due to the severe decline in the real estate market in the greater Albuquerque-metro and Rio Rancho areas that began in earlier periods. As previously reported, the number of permits for new home construction in both markets was down significantly for calendar 2007 compared to 2006, with Rio Rancho showing a decrease of nearly 50%, and this trend has continued with 20% fewer building permits issued during the first six calendar months of 2008 compared to the same period in 2007. The Company believes that this decline has been generally consistent with the well-publicized problems of the national home building industry, including fewer sales of both new and existing homes, an increasing number of mortgage delinquencies and foreclosures and a tightening of mortgage availability. Faced with these adverse conditions, builders continued to slow the pace of building on developed lots previously purchased from the Company in Rio Rancho and, in some cases, delayed or cancelled the purchase of additional developed lots. These factors have also contributed to a steep decline in the sale of undeveloped land to both builders and investors. Revenues and gross profits, average sales prices of land and related gross profit percentages from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and therefore prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's  Kable Media  Services  operations,  including  both
Fulfillment Services and Newsstand Distribution Services, increased from $32,299,000 for the first quarter of 2008 to $34,023,000 for the same period in 2009. This increase resulted from higher Fulfillment Services revenues, while Newsstand Distribution Services revenues were generally comparable in 2009 and 2008. Due primarily to this revenue increase, Kable's contribution to operating results improved considerably from a loss before taxes of $2,558,000 in the first quarter of fiscal 2008 to a loss before taxes of $524,000 in the same period this year.

The Company has announced a project to integrate certain aspects of Kable's Fulfillment Services operations in order to improve operating efficiencies and customer service and also to reduce costs. During fiscal 2008, this project resulted in one significant workforce reduction and an announced plan to close Kable Fulfillment Services Ohio facility and to redistribute the work performed there to other locations. Annual operating cost reductions of approximately $4,700,000 are expected from these combined actions. During the first quarter of fiscal 2009, the Company incurred restructuring costs of approximately $500,000 associated with this project. The Company expects to identify additional integration opportunities in fiscal 2009 as part of its ongoing effort to reduce further operating costs in its Fulfillment Services business.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in Rio Rancho, New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others. The quarterly results should be considered in conjunction with the Company's audited financial statements for fiscal 2008, which are included in the Company's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The 2008 Annual Report is available through the Company's website, www.amrepcorp.com, and any shareholder may receive a hard copy of the 2008 Annual Report without charge upon request to the Company.

                             -----------------------

The statements in this news release regarding the project to consolidate the operations of the Fulfillments Services business and the estimated cost savings of the integration project are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the control of AMREP and that could cause actual results to differ materially from such statements, including, without limitation, the Company's ability to efficiently integrate the components of its Fulfillment Services business, the effect on the Company and its customers of increased paper costs and postal rates, the Company's ability to migrate customers to an internal data processing system and the effects of competitive pressures. Further information about these and other relevant risks and uncertainties may be found in the Company's Form 10-K and its other filings with the Securities and Exchange Commission, all of which are available from the Commission as well as from other sources. Recipients of this news release are cautioned to consider these risks and uncertainties and to not place undue reliance on the forward-looking statements contained therein. AMREP disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             -----------------------

                             (Two Schedules Follow)

Schedule 1

                       AMREP CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS


                                                            Three Months Ended July 31,
                                                            ---------------------------
                                                            2008                    2007
                                                            ----                    ----
Revenues                                              $   35,570,000          $   51,359,000

Net income (loss):
   Continuing operations                              $       71,000          $    6,320,000
   Discontinued operations                                        -                  (57,000)
                                                     -----------------       -----------------
                                                      $       71,000          $    6,263,000
                                                     -----------------       -----------------

Earnings (loss) per share - Basic and Diluted:
   Continuing operations                              $         0.01          $         0.95
   Discontinued operations                                         -                   (0.01)
                                                     -----------------       -----------------
                                                      $         0.01          $         0.94
                                                     -----------------       -----------------

Weighted average number of common shares
outstanding                                                5,995,000               6,653,000


                                      ####

Schedule 2

The Company's land sales in Rio Rancho, New Mexico were as follows (dollar amounts in thousands):

                                               2008                                          2007
                              ---------------------------------------      ------------------------------------------
                               Acres                       Revenues         Acres                          Revenues
                               Sold         Revenues       per Acre         Sold          Revenues         per Acre
                              ---------    -----------    -----------      --------      ------------    ------------
Three months ended
July 31:
 Developed
   Residential                  1.4        $      342     $      244         19.5        $    6,729      $      345
   Commercial                   1.0               126            126         13.7             2,920             213
                              ---------    -----------    -----------      --------      ------------    ------------
 Total Developed                2.4               468            195         33.2             9,649             291
 Undeveloped                   44.8               795             18        290.8             8,501              29
                              ---------    -----------    -----------      --------      ------------    ------------
   Total                       47.2        $    1,263     $       27        324.0        $   18,150      $       56
                              ---------    -----------    -----------      --------      ------------    ------------


The Company offers for sale developed and undeveloped land in Rio Rancho from a number of different projects, and selling prices may vary from project to project and within projects depending on location, the stage of development and other factors.